UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 24, 2008

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive,Suite 114, Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01  Changes in Registrant’s Certifying Accountant.

Following the completion of Weaver and Tidwell L.L.P.’s (“Weaver and Tidwell”) audit of Integrated Security Systems, Inc.’s (the “Company”) financial statements for the year ended June 30, 2008, and the filing of the Company’s 10-KSB on October 13, 2008, the Company’s Audit Committee dismissed Weaver and Tidwell for the audit of the Company’s financial statements for fiscal year ending June 30, 2009, and commenced an immediate search for a new independent registered public accountant, including requesting proposals from other accounting firms.  On October 24, 2008, the Company’s Audit Committee approved of and the Board of Directors unanimously ratified the appointment of Montgomery Coscia Greilich L.L.P. (“Montgomery Coscia Greilich”) as the Company’s independent auditor commencing with work to be performed in relation to the Company’s quarter ending September 30, 2008.  The Company has had no occasions in the past two fiscal years and any subsequent interim period prior to October 13, 2008 upon which it has consulted with Montgomery Coscia Greilich on any matters.

Weaver and Tidwell performed audits of the Company’s consolidated financial statements for the fiscal years ended June 30, 2005, 2006, 2007, and 2008.  Weaver and Tidwell’s reports did not contain an adverse opinion or disclaimer of opinion, but were modified to include an explanatory paragraph related to uncertainties about the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2005, 2006, 2007, 2008, and the subsequent interim period through October 13, 2008, there have been no disagreements with Weaver and Tidwell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Weaver and Tidwell’s satisfaction, would have caused Weaver and Tidwell to make reference to the subject matter of the disagreement(s) in connection with its reports for such year.

However, Weaver and Tidwell advised the Audit Committee of the Company’s Board of Directors that they were concerned that the turnover rate and qualifications of the Company’s accounting personnel, and the ensuing perceived lack of experience, could result in a material weakness regarding the preparation of the Company’s financial statements and related documents.  The Audit Committee has discussed this matter with Weaver and Tidwell, and the Company has authorized Weaver and Tidwell to respond fully to the inquiries of the successor accountant concerning this matter.

Due to the identified weakness in the Company’s processes, procedures and controls related to the preparation of the financial statements, the Company’s management evaluated the internal controls and performed additional procedures and processes in the preparation of the financial statements for the fiscal year ended June 30, 2008 to ensure the financial statements were fairly presented in all material respects and in accordance with generally accepted accounting principles.  Management’s evaluation of the Company’s internal controls is set forth in the Company’s Form 10-KSB for the fiscal year ended June 30, 2008.

The Company provided Weaver and Tidwell with a copy of this Form 8-K prior to its filing with the SEC and requested Weaver and Tidwell to furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  Attached as Exhibit 16.1 is a copy of Weaver and Tidwell’s letter to the SEC, dated October 28, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

16.1

Letter of Weaver and Tidwell L.L.P., dated October 28, 2008, addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated:   November 25, 2008

By:

/s/ BROOKS SHERMAN

Name:

Brooks Sherman

Title:

Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

16.1

Letter of Weaver and Tidwell L.L.P., dated October 28, 2008, addressed to the Securities and Exchange Commission.